Exhibit 10.1

AGREEMENT TO WAIVE CLOSING DELIVERABLES

AGREEMENT TO WAIVE CLOSING DELIVERABLES, dated as of May 17, 2017 (the “Agreement”), by and among First Capital Real Estate Operating Partnership, L.P., a Delaware limited partnership (“Contributor”), First Capital Real Estate Trust Incorporated, a Maryland corporation, (the “Contributor Parent” and, together with Contributor, the “Contributor Parties”), FC Global Realty Operating Partnership, LLC, a Delaware limited liability company (“Acquiror”), and PhotoMedex, Inc., a Nevada corporation (“Acquiror Parent” and, together with Acquiror, the “Acquiror Parties”). Each of the Contributor Parties and each of the Acquiror Parties is referred to herein individually as a “Party” and, collectively, as the “Parties.”

RECITALS

A.           The Parties entered onto that certain Interest Contribution Agreement dated as of March 31, 2017 (the “Contribution Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Contribution Agreement.

B.           Pursuant to the terms of the Contribution Agreement, the Contributor Parties have agreed to deliver at the Initial Closing the Contributed Entities listed on Schedule 4.7(a) to the Contribution Agreement, which Contributed Entities include a 17.9133% interest (the “Avalon Interest”) in First Capital Avalon Jubilee, LLC (“Avalon”).

C.           The Contributor Parties have informed the Acquiror Parties that they will not be able to deliver the Avalon Interest at the Initial Closing.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.          Waiver.

Pursuant to Section 8.1(a) of the Contribution Agreement, the Acquiror Parties hereby agree to waive the condition to the Initial Closing that the Contributor Parties deliver the Avalon Interest at the Initial Closing.

2.          Economic Benefit.

For the avoidance of doubt, notwithstanding the fact that the Avalon Interest has not officially transferred to the Acquiror at the Initial Closing, the Acquiror shall be entitled to all economic benefits of ownership of the Avalon Interest (as if Acquiror was Contributor) from and after the date hereof.

3.          Delivery Deadline.

The Contributing Parties agree to deliver the Avalon Interest to the Acquiror, in up to two installments (the “Installments”), on or before the thirtieth (30th) calendar day following the Initial Closing (the “Delivery Deadline”). The first of the Installments, being a 6% interest in Avalon, shall be delivered to the Acquiror as soon as practicable following the Initial Closing but in any event prior to the Delivery Deadline.

4.          Miscellaneous.

Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns. This Agreement (including the matters referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties hereto. No waiver by the Acquiror Parties of any default, misrepresentation, or breach of covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Contributor Parties acknowledge and agree that the Acquiror Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, the Contributor Parties agree that the Acquiror Parties shall be entitled to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Contributor Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of the date first set forth above.

CONTRIBUTOR:

FIRST CAPITAL REAL ESTATE OPERATING PARTNERSHIP, L.P.

By: First Capital Real Estate Trust Incorporated, its general partner

By:	/s/ Suneet Singal
Name:	Suneet Singal
Title:	Chief Executive Officer

CONTRIBUTOR PARENT:

FIRST CAPITAL REAL ESTATE TRUST INCORPORATED

By:	/s/ Suneet Singal
Name:	Suneet Singal
Title:	Chief Executive Officer

ACQUIROR:

FC GLOBAL REALTY OPERATING PARTNERSHIP, LLC

By:	/s/ Dolev Rafaeli
Name:	Dolev Rafaeli
Title:	President

ACQUIROR PARENT:

PHOTOMEDEX, INC

By:	/s/ Dolev Rafaeli
Name:	Dolev Rafaeli
Title:	Chief Executive Officer